Terra Industries Inc.
[logo]                                                         600 Fourth Street
                                                                   P.O. Box 6000
TERRA                                                  Sioux City, IA 51102-6000
                                                         www.terraindustries.com
================================================================================
                                      NEWS
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For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756
                                                  mrosenbury@terraindustries.com


           TERRA NITROGEN COMPANY, L.P. REPORTS THIRD QUARTER RESULTS;
                           DECLARES CASH DISTRIBUTION

Sioux City, Iowa (Oct. 28, 2004)--Terra Nitrogen Company, L.P. (TNCLP) (NYSE symbol: TNH) today reported net income of $6.8 million, or $0.36 per limited partnership unit, on revenues of $100.7 million for the third quarter ended Sept. 30, 2004. This compares with a net loss of $1.0 million, or $.05 per unit, on revenues of $86.4 million for the 2003 third quarter. For the first three quarters of 2004 TNCLP's net income was $33.4 million, or $1.77 per unit, on revenues of $338.1 million. This compares to a net loss of $52.8 million, or $2.80 per unit, on revenues of $275.5 million in the first three quarters of 2003.

TNCLP also announced a cash distribution for the quarter ended Sept. 30, 2004, of $.50 per limited partnership unit payable Nov. 24, 2004, to holders of record as of Nov. 8, 2004.

Results for the first three quarters of 2003 include a $40.7 million charge for the impairment of TNCLP's Blytheville, Ark. long-lived assets. TNCLP ceased production at the Blytheville facility on May 27, 2004, and permanently closed its manufacturing plants.

TNCLP's ammonia and nitrogen solutions selling prices for the 2004 third quarter were 14 and 24 percent higher, respectively, than 2003 third quarter prices. Ammonia and nitrogen solutions sales volumes as compared to the 2003 third quarter were 6 and 3 percent higher, respectively. TNCLP sold no urea in the 2004 third quarter due to the closure of its Blytheville facility.

Offsetting the favorable sales results were TNCLP's natural gas unit costs for the 2004 third quarter, which included about $0.9 million of cost increases due to forward purchasing contracts, and were 9 percent higher than those incurred in the 2003 third quarter.

TNCLP's forward purchase contracts at Sept. 30, 2004, fixed prices for about 32 percent of its next 12 months' natural gas requirements at about $7.3 million below the published forward market prices at that date.

Except for the $40.7 million impairment charge, the reasons for the changes between TNCLP's 2004 and 2003 first three quarters' net income are essentially the same as those for the respective third quarters. Ammonia, nitrogen solutions and urea selling prices were 12, 22 and 10 percent higher, respectively. Ammonia and nitrogen solutions sales volumes were 34 and 2 percent higher, respectively, and urea sales volumes were 21 percent lower, in part due to the closure of the Blytheville facility. Natural gas unit costs, net of about $5.2 million of cost decreases realized from forward purchasing contracts, were 1 percent higher.

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Information contained in this release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally nitrogen fertilizer selling prices and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Performance" section of TNCLP's current annual report.

                                      # # #

Note: Terra Nitrogen Company, L.P. news announcements are also available on Terra Industries' web site, www.terraindustries.com.


                                 (Tables follow)


                          TERRA NITROGEN COMPANY, L.P.
                        CONSOLIDATED STATEMENTS OF INCOME
                     (in thousands except per-unit amounts)


                                                     Three Months Ended                   Nine Months Ended
                                                        September 30,                       September 30,
                                            -------------------------------        -----------------------------
                                                  2004              2003              2004               2003
                                            --------------       ----------        -----------      ------------

Product revenues                            $      100,479       $   86,202        $   337,436      $    275,033
Other income                                           251              223                620               477
                                            --------------       ----------        -----------      ------------

        Total revenues                             100,730           86,425            338,056           275,510
                                            --------------       ----------        -----------      ------------

Cost of goods sold                                  88,449           82,277            290,042           271,508
Depreciation and amortization                        2,342            2,588              7,020             9,208
                                            --------------       ----------        -----------      ------------

        Total cost of sales                         90,791           84,865            297,062           280,716
                                            --------------       ----------        -----------      ------------

        Total gross profit (loss)                    9,939            1,560             40,994            (5,206)

Operating expenses                                   3,366            2,330              8,200             6,824
Impairment of long-lived assets                         --               --                 --            40,655
Interest expenses--net                                (183)             189               (563)              123
                                            --------------       ----------        -----------      ------------

        Net income (loss)                   $        6,756       $     (959)       $    33,357      $    (52,808)
                                            ==============       ==========        ===========      ============

Earnings (loss) per limited
  partnership unit                          $         0.36       $    (0.05)       $      1.77      $      (2.80)
                                            ==============       ==========        ===========      ============

The amount of net income allocable to the Limited Partners' interest is based on the Partnership's net income and the proportionate share of cash distributed to the Limited Partners and the General Partner.



NITROGEN VOLUMES AND PRICES
                                                           2004                               2003
                                                           ----                               ----
                                                 Sales            Average           Sales            Average
QUARTER TO DATE                                 Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)          ($/ton)        (000 tons)          ($/ton)
                                              ----------          -------        ----------          -------

Ammonia                                            76               265               72               232
UAN                                               586               119              571                96
Urea                                               --                --               32               171

                                                           2004                               2003
                                                           ----                               ----
                                                 Sales            Average           Sales            Average
YEAR TO DATE                                    Volumes         Unit Price         Volumes         Unit Price
                                              (000 tons)          ($/ton)        (000 tons)          ($/ton)
                                              ----------          -------        ----------          -------

Ammonia                                           274               266              204               237
UAN                                             1,679               118            1,647                97
Urea                                              212               181              269               164




                          TERRA NITROGEN COMPANY, L.P.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                                                  September 30
                                                                     -------------------------------------
                                                                         2004                      2003
                                                                     -----------               -----------
ASSETS
       Cash and short-term investments                               $    42,377               $     2,281
       Accounts receivable                                                21,587                    22,398
       Inventories                                                        15,780                    22,019
       Other current assets                                               12,112                     2,271
                                                                     -----------               -----------

              Total current assets                                        91,856                    48,969

       Property, plant and equipment, net                                 80,027                    86,918
       Other assets                                                        7,408                    10,390
                                                                     -----------               -----------

             Total assets                                            $   179,291               $   146,277
                                                                     ===========               ===========


LIABILITIES
       Short-term note and current of portion long-term debt         $        62               $        56
       Customer prepayments                                               11,315                    14,166
       Accounts payable and accrued liabilities                           15,616                    17,963
                                                                     -----------               -----------
              Total current liabilities                                   26,993                    32,185

       Long-term debt                                                      8,228                     8,288
       Other liabilities                                                     501                     1,600

              Total liabilities                                           35,722                    42,073

       PARTNERS' EQUITY                                                  143,569                   104,204
                                                                     -----------               -----------

              Total liabilities and partners' equity                 $   179,291               $   146,277
                                                                     ===========               ===========
